Exhibit 99.29

4411 South 40th St., Ste. D11
Phoenix, Arizona 85040
Telephone: (602) 437-5400
Fax: (602) 437-1681

FOR IMMEDIATE RELEASE	Investor Contact: Neil Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Bradley E. Larson Chief Executive Officer www.MeadowValley.com
Meadow Valley Second Quarter Net Income
Increased to $0.25 Per Share Versus $0.01 Per Share
Revenue Increased 22%
     PHOENIX, ARIZONA, August 8, 2005 . . . MEADOW VALLEY CORPORATION (NASDAQ:MVCO) today announced financial results for the second quarter and first half of 2005, highlighted by higher revenue and net income compared to the same periods of 2004.
2005 Second Quarter Results
     For the quarter ended June 30, 2005, revenue increased 22% to $53.4 million from $43.7 million for the second quarter of 2004. Net income for this year’s second quarter increased to $1.0 million, or $0.25 per diluted share. This compares to net income for the second quarter of 2004 of $0.04 million, or $0.01 per diluted share.
     Construction services revenue increased 25% to $36.1 million for the second quarter of 2005 compared to $28.9 million for the second quarter of 2004. Construction materials revenue increased 17% to $17.3 million for the second quarter of 2005 from $14.8 million for the second quarter of 2004.
     Results for both construction services and construction materials benefited from continued strong business conditions in the Company’s primary markets in Arizona and Nevada, as well as from the absence of significant weather-related disruptions during this year’s second quarter compared to the weather-impacted first quarter. The Company said that production at Meadow Valley’s construction materials facility in southwest Las Vegas is expected to begin in the third quarter of 2005, and announced that it has acquired a location for a materials production facility in the northwest Las Vegas area.
     Backlog in the construction services segment was approximately $62.5 million at June 30, 2005, compared to backlog of approximately $67.5 million at June 30, 2004.
2005 First Half Results
     For the first six months of 2005, revenue increased to $93.4 million from $82.9 million for the first half of 2004. Net income for the first six months of 2005 increased to $1.25 million, or $0.31 per diluted share. This compares to net income for the first six months of 2004 of $0.5 million, or $0.13 per diluted share, which included a pre-tax gain of $1.7 million for the settlement of claims in New Mexico.
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Meadow Valley Second Quarter Net Income Increased to $0.25 Per Share Versus $0.01 Per Share Revenue Increased 22%
August 8, 2005
Page Two
     Construction services revenue increased to $62.1 million for the first half of 2005 from $54.4 million for the same period last year, and construction materials revenue increased to $31.3 million from $28.4 million for the first half of 2004.
About Meadow Valley
     Meadow Valley Corporation, based in Phoenix, Arizona, is engaged in the construction industry as both a contractor and a supplier of construction materials. The Company’s construction services segment specializes in structural concrete construction of highway bridges and overpasses, and the paving of highways and airport runways, primarily in Nevada and Arizona. The Company’s construction materials operations provide concrete and gravel products primarily to other contractors. The Company’s materials operations are concentrated in the Las Vegas and Phoenix metropolitan areas.
Forward-Looking Statements
     Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company’s products and services, product mix, the timing of new orders and contract awards, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.
(tables attached)

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MEADOW VALLEY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenue:
Construction Services	$36,112,492	$28,858,151	$62,059,325	$54,435,737
Construction Materials	17,330,510	14,849,968	31,309,690	28,441,115

Total revenue	53,443,002	43,708,119	93,369,015	82,876,852

Cost of revenue:
Construction Services	34,543,158	28,757,428	59,625,931	53,223,454
Construction Materials	15,261,292	13,348,169	28,158,422	25,586,901

Total cost of revenue	49,804,450	42,105,597	87,784,353	78,810,355

Gross profit	3,638,552	1,602,522	5,584,662	4,066,497
General and administrative expenses	2,156,410	1,419,537	3,812,024	3,092,056

Income from operations	1,482,142	182,985	1,772,638	974,441

Other income (expense):
Interest income	59,199	34,032	236,962	45,979
Interest expense	(91,832)	(111,028)	(183,628)	(195,314)
Other income (expense)	109,373	(46,108)	127,433	(66,564)

	76,740	(123,104)	180,767	(215,899)

Income before income taxes	1,558,882	59,881	1,953,405	758,542
Income tax expense	(561,198)	(21,444)	(703,226)	(283,442)

Net income	$997,684	$38,437	$1,250,179	$475,100

Net income per common share
Basic	$0.27	$0.01	$0.34	$0.13

Diluted	$0.25	$0.01	$0.31	$0.13

Weighted average common shares outstanding
Basic	3,653,501	3,601,250	3,629,028	3,601,250

Diluted	4,040,282	3,742,934	4,000,210	3,739,844

MEADOW VALLEY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2005	2004
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$5,297,657	$10,164,218
Restricted cash	1,560,751	1,268,449
Accounts receivable, net	26,935,297	22,163,719
Prepaid expenses and other	2,236,771	2,818,395
Inventory, net	961,147	871,112
Costs and estimated earnings in excess of billings on uncompleted contracts	1,793,978	449,358
Deferred tax asset	894,201	1,597,627

Total Current Assets	39,679,802	39,332,878
Property and equipment, net	21,614,623	21,541,946
Refundable deposits	56,228	21,780
Mineral rights and pit development, net	263,122	252,044
Claims receivable	3,521,080	3,521,080
Other receivables	115,000	115,000

Total Assets	$65,249,855	$64,784,728

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	$18,526,441	$19,711,571
Accrued liabilities	4,699,148	4,907,554
Notes payable	4,911,702	5,212,187
Obligations under capital leases	530,259	531,746
Billings in excess of costs and estimated earnings on uncompleted contracts	9,993,535	7,219,762

Total Current Liabilities	38,661,085	37,582,820
Notes payable, less current portion	9,063,221	10,804,017
Obligations under capital leases, less current portion	712,598	981,799
Deferred tax liability	3,243,268	3,243,268

Total Liabilities	51,680,172	52,611,904

Commitments and contingencies
Stockholders’ Equity:
Preferred stock -$ .001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock -$ .001 par value; 15,000,000 shares authorized, 3,665,697 and 3,601,250 issued and outstanding	3,666	3,601
Additional paid-in capital	11,090,184	10,943,569
Capital adjustments	(799,147)	(799,147)
Retained earnings	3,274,980	2,024,801

Total Stockholders’ Equity	13,569,683	12,172,824

Total Liabilities and Stockholders’ Equity	$65,249,855	$64,784,728